Exhibit 10.5

Execution Version
SPREAD ACCOUNT AGREEMENT,
dated as of May 21, 2008
among
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2008-A-F
FINANCIAL SECURITY ASSURANCE INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION

i

TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)

Page
Section 8.15 Headings	41

Section 8.16 No Recourse	41
Exhibits
Exhibit A Letter of Instruction Regarding Spread Account Monies

iii

     SPREAD ACCOUNT AGREEMENT, dated as of May 21, 2008 (the “Agreement”), by and among FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company (“Financial Security”), AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2008-A-F (the “Trust”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as Trustee with respect to the Notes (in such capacity, the “Trustee”) and as Collateral Agent (as defined below).
RECITALS
     1. The Trust has requested that Financial Security issue the Notes Policy (as defined herein) with respect to the Notes (as defined herein) to the Trustee to guarantee payment of the Scheduled Payments (as defined in the Notes Policy) with respect to the Notes.
     2. In order to secure the performance of the Secured Obligations (as defined herein), the Trust has agreed to pledge the Collateral to Wells Fargo, acting as the Collateral Agent for the benefit of Financial Security and for the benefit of the Trustee with respect to the Notes.
A G R E E M E N T S
     In consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. All terms defined in the Sale and Servicing Agreement or the Indenture shall have the same meanings provided in the Sale and Servicing Agreement or the Indenture, respectively, unless otherwise specified. The following terms shall have the following respective meanings:
     “Accelerated Payment Termination Date” means the earlier of the Distribution Date on which (A) the principal balance of the Class A-1 Notes is reduced to zero or (B) the Accelerated Payment Amount Shortfall equals zero.
     “Additional Securitizations” means any securitization of automobile loans or installment sale contracts sponsored by AmeriCredit Corp. or any affiliate thereof that is insured by Financial Security and (i) is issued in 2008 as part of AmeriCredit Corp.’s “AmeriCredit Automobile Receivables Trust” program (also known as AmeriCredit

Corp.’s “AMCAR” program) or any successor to such program, including, without limitation, any securitization insured by Financial Security that is issued under the registration statement bearing file number 333-146701 or under any successor to such registration statement or (ii) is identified as an “Additional Securitization” in the spread account agreement for such securitization. For the avoidance of doubt, the AmeriCredit Automobile Receivables Trust 2008-A-F is considered an Additional Securitization.
     “Agreement” means this Spread Account Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “AmeriCredit Securitizations” means the Additional Securitizations and the Existing AmeriCredit Securitizations.
     “Authorized Officer” means, (i) with respect to Financial Security, the Chairman of the Board, the President, the Executive Vice President, the Chief Operating Officer, the Chief Executive Officer or any Managing Director of Financial Security, (ii) with respect to each Trustee or each Collateral Agent, any Vice President, Authorized Signer or Trust Officer thereof, and (iii) with respect to the Trust, any Responsible Officer of the Owner Trustee.
     “Collateral” means collectively all collateral pledged hereunder.
     “Collateral Agent” means Wells Fargo, in its capacity as collateral agent on behalf of the Secured Parties, including its successors in interest, until a successor Person shall have become a Collateral Agent pursuant to Section 4.05 hereof, and thereafter “Collateral Agent” shall also mean such successor Person.
     “Controlling Party” means, at any time, the Person designated as the Controlling Party at such time pursuant to Section 6.01 hereof.
     “Cumulative Default Rate” shall mean, with respect to any Determination Date, the fraction, expressed as a percentage, the numerator of which is equal to the Principal Balance of all Receivables which became Defaulted Receivables since the Initial Cutoff Date as of the related Accounting Date and the denominator of which is equal to the Original Pool Balance.
     “Cumulative Default Test Failure” shall mean, the Cumulative Default Rate shall be equal to or greater than: (A) 3.31%, with respect to any Determination Date occurring prior to or during the 3rd calendar month succeeding the Closing Date, (B) 5.75%, with respect to any Determination Date occurring after the 3rd, and prior to or during the 6th, calendar month succeeding the Closing Date, (C) 8.25%, with respect to any Determination Date occurring after the 6th, and prior to or during the 9th, calendar month succeeding the Closing Date, (D) 10.00%, with respect to any Determination Date occurring after the 9th, and prior to or during the 12th, calendar month succeeding the Closing Date, (E) 12.25%, with respect to any Determination Date occurring after the

12th, and prior to or during the 15th, calendar month succeeding the Closing Date, (F) 15.00%, with respect to any Determination Date occurring after the 15th, and prior to or during the 18th, calendar month succeeding the Closing Date, (G) 17.82%, with respect to any Determination Date occurring after the 18th, and prior to or during the 21st, calendar month succeeding the Closing Date, (H) 19.39%, with respect to any Determination Date occurring after the 21st, and prior to or during the 24th, calendar month succeeding the Closing Date, (I) 21.49%, with respect to any Determination Date occurring after the 24th, and prior to or during the 27th, calendar month succeeding the Closing Date, (J) 23.06%, with respect to any Determination Date occurring after the 27th, and prior to or during the 30th, calendar month succeeding the Closing Date, (K) 24.89%, with respect to any Determination Date occurring after the 30th, and prior to or during the 33rd, calendar month succeeding the Closing Date, (L) 26.20%, with respect to any Determination Date occurring after the 33rd, and prior to or during the 36th, calendar month succeeding the Closing Date, (M) 27.51%, with respect to any Determination Date occurring after the 36th, and prior to or during the 39th, calendar month succeeding the Closing Date, (N) 28.30%, with respect to any Determination Date occurring after the 39th, and prior to or during the 42nd, calendar month succeeding the Closing Date and (O) 29.08%, with respect to any Determination Date occurring after the 42nd calendar month succeeding the Closing Date.
     “Cumulative Net Loss Rate” shall mean, with respect to any Determination Date, the fraction, expressed as a percentage, the numerator of which is equal to the sum of (a) Net Losses for such Determination Date plus (b) 50% of the Principal Balance of all Receivables with respect to which 10% or more of a Scheduled Payment has become 91 or more days delinquent (not including Receivables included under the definition of Net Losses in clause (a) above) as of the related Accounting Date and the denominator of which is equal to the Original Pool Balance.
     “Cumulative Net Loss Test Failure” shall mean, the Cumulative Net Loss Rate shall be equal to or greater than: (A) 1.99%, with respect to any Determination Date occurring prior to or during the 3rd calendar month succeeding the Closing Date, (B) 3.50%, with respect to any Determination Date occurring after the 3rd, and prior to or during the 6th, calendar month succeeding the Closing Date, (C) 5.00%, with respect to any Determination Date occurring after the 6th, and prior to or during the 9th, calendar month succeeding the Closing Date, (D) 6.25%, with respect to any Determination Date occurring after the 9th, and prior to or during the 12th, calendar month succeeding the Closing Date, (E) 8.00%, with respect to any Determination Date occurring after the 12th, and prior to or during the 15th, calendar month succeeding the Closing Date, (F) 10.00%, with respect to any Determination Date occurring after the 15th, and prior to or during the 18th, calendar month succeeding the Closing Date, (G) 11.52%, with respect to any Determination Date occurring after the 18th, and prior to or during the 21st, calendar month succeeding the Closing Date, (H) 12.57%, with respect to any Determination Date occurring after the 21st, and prior to or during the 24th, calendar month succeeding the Closing Date, (I) 13.36%, with respect to any Determination Date occurring after the 24th, and prior to or during the 27th, calendar month succeeding the

Closing Date, (J) 14.40%, with respect to any Determination Date occurring after the 27th, and prior to or during the 30th, calendar month succeeding the Closing Date, (K) 15.45%, with respect to any Determination Date occurring after the 30th, and prior to or during the 33rd, calendar month succeeding the Closing Date, (L) 15.98%, with respect to any Determination Date occurring after the 33rd, and prior to or during the 36th, calendar month succeeding the Closing Date and (M) 16.50%, with respect to any Determination Date occurring after the 36th calendar month succeeding the Closing Date.
     “Deemed Cured” means, as of a Determination Date, (a) with respect to a Trigger Event that has occurred pursuant to clause (ii) of the definition thereof, that no such clause (ii) Trigger Event shall have occurred as of such Determination Date or as of either of the two consecutively preceding Determination Dates, and (b) with respect to a Trigger Event that has occurred pursuant to clause (i) or clause (iii) of the definition thereof, as of a Determination Date which occurs in a calendar month which is a multiple of three months succeeding the Closing Date, that no such clause (i) or clause (iii) Trigger Event shall have occurred as of such Determination Date, it being understood that a Trigger Event that has occurred pursuant to clause (i) or clause (iii) of the definition thereof, may not be cured on a Determination Date which occurs in a calendar month which is not a multiple of three months succeeding the Closing Date.
     “Default” means, at any time, (i) if Financial Security is then the Controlling Party, any Insurance Agreement Event of Default or any default in the satisfaction of Insurer Secured Obligations, and (ii) if the Trustee is then the Controlling Party, any Event of Default under the Indenture.
     “Defaulted Receivable” means any Receivable with respect to which (i) 10% or more of a Scheduled Payment has become more than 90 days delinquent, (ii) the Servicer has repossessed the Financed Vehicle (and any applicable redemption period has expired), (iii) the Servicer has determined in good faith that payments under the Receivable are not likely to be resumed, or (iv) without duplication, such Receivable is a Sold Receivable.
     “Delinquency Ratio” means, with respect to any Determination Date, the fraction, expressed as a percentage, the numerator of which is equal to the sum of the Principal Balances (as of the related Accounting Date) of all Receivables that were delinquent with respect to 10% or more of a Scheduled Payment more than 60 days (excluding those Receivables for which the Financed Vehicle has been repossessed and is in inventory) as of the related Accounting Date or that became a Purchased Receivable as of the related Accounting Date and that were delinquent with respect to 10% or more of a Scheduled Payment more than 60 days (excluding those Receivables for which the Financed Vehicle has been repossessed and is in inventory) as of such Accounting Date and the denominator of which is equal to the Aggregate Principal Balance as of the second preceding Accounting Date.
     “Delinquency Test Failure” shall mean, (A) with respect to any May-October Determination Date, the arithmetic average of the Delinquency Ratio for such

Determination Date and the two immediately preceding Determination Dates is equal to or greater than 4.0%; provided, however, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring subsequent to the twelfth Determination Date after the Closing Date, the percentage referred to in the previous clause for such May-October Determination Date and each Determination Date thereafter shall be deemed to be 5.0%; provided, further, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring subsequent to the twenty-fourth Determination Date after the Closing Date, the percentage referred to in the previous clause for such May-October Determination Date and each Determination Date thereafter shall be deemed to be 5.50%; provided, further, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring subsequent to the thirtieth Determination Date after the Closing Date, the percentage referred to in the previous clause for such May-October Determination Date and each Determination Date thereafter shall be deemed to be 6.0%; and provided, further, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring subsequent to the thirty-sixth Determination Date after the Closing Date, the percentage referred to in the previous clause for such May-October Determination Date and each Determination Date thereafter shall be deemed to be 6.75%; or (B) with respect to any November-April Determination Date, the arithmetic average of the Delinquency Ratio for such Determination Date and the two immediately preceding Determination Dates is equal to or greater than 4.25%; provided, however, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring subsequent to the twelfth Determination Date after the Closing Date, the percentage referred to in the previous clause for such November-April Determination Date and each Determination Date thereafter shall be deemed to be 5.25%; provided, further, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring subsequent to the twenty-fourth Determination Date after the Closing Date, the percentage referred to in the previous clause for such November-April Determination Date and each Determination Date thereafter shall be deemed to be 5.75%; provided, further, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring subsequent to the thirtieth Determination Date after the Closing Date, the percentage referred to in the previous clause for such November-April Determination Date and each Determination Date thereafter shall be deemed to be 6.25%; and provided, further, in the event that the OC Percentage is equal to or greater than the Target OC Percentage on any Determination Date occurring subsequent to the thirty-sixth Determination Date after the Closing Date, the percentage referred to in the previous clause for such November-April Determination Date and each Determination Date thereafter shall be deemed to be 7.00%.
     “Delivery”: means with respect to the Collateral:
(1)	the perfection and priority of a security interest in which is governed by the law of a jurisdiction which has adopted the 1978 Revision to Article 8 of the UCC:

(a)	with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-105(l)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Collateral Agent by physical delivery to the Collateral Agent, indorsed to, or registered in the name of, the Collateral Agent or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Collateral Agent free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;
(b)	with respect to a “certificated security” (as defined in Section 8-102(1)(a) of the UCC), transfer thereof:
     (i) by physical delivery of such certificated security to the Collateral Agent, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Collateral Agent or indorsed in blank;
     (ii) by physical delivery of such certificated security to a “financial intermediary” (as defined in Section 8-313(4) of the UCC) of the Collateral Agent specially indorsed to or issued in the name of the Collateral Agent;
     (iii) by the sending by a financial intermediary, not a “clearing corporation” (as defined in Section 8-102(3) of the UCC), of a confirmation of the purchase and the making by such financial intermediary of entries on its books and records identifying as belonging to the Collateral Agent of (A) a specific certificated security in the financial intermediary’s possession, (B) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the financial intermediary’s possession, or (C) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the financial intermediary on the books of another financial intermediary; or
     (iv) by the making by a clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Collateral Agent or a Person designated by the Collateral Agent by the amount of such certificated security, provided that in each case: (A) the clearing corporation identifies such certificated security for the sole and exclusive account of the Collateral Agent or the Person designated by the Collateral Agent, (B) such certificated security shall be subject to the clearing corporation’s exclusive control, (C) such certificated security is in bearer form or indorsed in blank or registered in the name of the clearing corporation or custodian bank or a nominee or either of them, (D) custody of such certificated security shall be maintained by such clearing corporation or a “custodian bank” (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the control of the clearing corporation and (E) such certificated security is shown on the account of the transferor thereof on the books of the clearing corporation prior to the making of such entries; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Collateral Agent free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;
(c)	with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a “depositary” pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Collateral Agent of the purchase by the financial intermediary on behalf of the Collateral Agent of such book-entry security; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Collateral Agent and indicating that such financial intermediary holds such book-entry security solely as agent for the Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collateral to the Collateral Agent free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;
(d)	with respect to any item of Collateral that is an “uncertificated security” (as defined in Section 8-102(1)(b) of the UCC) and that is not governed by clause (c) above, transfer thereof:
     (i) by registration of the transfer thereof to the Collateral Agent, on the books and records of the issuer thereof;
     (ii) by the sending of a confirmation by a financial intermediary of the purchase, and the making by such financial intermediary of entries on its books and records identifying as belonging to the Collateral Agent (A) a quantity of securities which constitute or are part of a fungible bulk of uncertificated securities registered in the name of the financial intermediary or (B) a quantity of securities which constitute or are part of a fungible bulk of securities shown on the account of the financial intermediary on the books of another financial intermediary; or
     (iii) by the making by a clearing corporation of appropriate entries on its books reducing the appropriate account of the transferor and increasing the account of the Collateral Agent or a Person designated by the Collateral Agent by the amount of such uncertificated security, provided that in each case: (A) the clearing corporation identifies such uncertificated security for the sole and exclusive use of the Collateral Agent or the Person designated by the Collateral Agent, (B) such uncertificated security is registered in the name of the clearing corporation or a custodian bank or a nominee of either, and (C) such uncertificated security is shown on the account of the transferor on the books of the clearing corporation prior to the making of such entries; and
     (iv) in each case of delivery contemplated herein, the Collateral Agent shall make appropriate notations on its records, and shall cause same to be made on the records of its nominees, indicating that such securities are held in trust pursuant to and as provided in this Agreement.
          (2) the perfection and priority of a security interest in which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the UCC:
     (i) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-105(1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Collateral Agent by physical delivery to the Collateral Agent, indorsed to, or registered in the name of, the Collateral Agent or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Collateral Agent free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;
(e)	with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:
     (i) by physical delivery of such certificated security to the Collateral Agent, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Collateral Agent or indorsed in blank;
     (ii) by physical delivery of such certificated security in registered form to a “securities intermediary” (as defined in Section 8-

102(a)(14) of the UCC) acting on behalf of the Collateral Agent if the certificated security has been specially endorsed to the Collateral Agent by an effective endorsement.
(f)	with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a “depositary” pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Collateral Agent of the purchase by the securities intermediary on behalf of the Collateral Agent of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Collateral Agent and indicating that such securities intermediary holds such book-entry security solely as agent for the Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collateral to the Collateral Agent free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;
(g)	with respect to any item of Collateral that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above, transfer thereof:
     (i) (A) by registration to the Collateral Agent as the registered owner thereof, on the books and records of the issuer thereof.
          (B) by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Collateral Agent, or having become the registered owner acknowledges that it holds for the Collateral Agent.
     (ii) the issuer thereof has agreed that it will comply with instructions originated by the Collateral Agent without further consent of the registered owner thereof.
(h)	in each case of delivery contemplated herein, the Collateral Agent shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

(i) with respect to a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC)
     (i) if a securities intermediary (A) indicates by book entry that a “financial asset” (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Collateral Agent’s “securities account” (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Collateral Agent or acquires a financial asset for the Collateral Agent, and in either case, accepts it for credit to the Collateral Agent’s securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Collateral Agent’s securities account, or (D) has agreed that it will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) originated by the Collateral Agent without further consent by the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Collateral Agent of (I) a specific certificated security in the securities intermediary’s possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary’s possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary.
     “Eligible Account” means a segregated trust account that (i) is either (x) maintained with a depository institution or trust company the long-term unsecured debt obligations of which are rated “AA” or higher by Standard & Poor’s and “Aa2” or higher by Moody’s, or (y) maintained with a depository institution or trust company the commercial paper or other short-term unsecured debt obligations of which are rated “A-1+” by Standard & Poor’s and “P-1” by Moody’s and (ii) in either case, such depository institution or trust company shall have been specifically approved by the Controlling Party, acting in its discretion, by written notice to the Collateral Agent.
     “Existing AmeriCredit Securitization” means any of AmeriCredit Automobile Receivables Trust 2004-D-F, AmeriCredit Automobile Receivables Trust 2005-C-F, AmeriCredit Automobile Receivables Trust 2006-A-F, AmeriCredit Automobile Receivables Trust 2007-B-F, and AmeriCredit Automobile Receivables Trust 2007-D-F.
     “Final Termination Date” means the date that is the later of (i) the Insurer Termination Date and (ii) the Trustee Termination Date.
     “Financial Security Default” means any one of the following events shall have occurred and be continuing:

     (a) Financial Security shall have failed to make a payment required under the Notes Policy in accordance with its terms;
     (b) Financial Security shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law, or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or
     (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for Financial Security or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security).
     “Floor Amount” shall mean, with respect to any Determination Date, the greater of (A) $100,000 and (B) the lesser of (i) the Note Balance and (ii) 2.0% of the Original Pool Balance.
     “GIC” means one or more investment agreements approved by Financial Security entered into from time to time by and among FSA Capital Management Services, LLC, the Collateral Agent and AmeriCredit Financial Services, Inc., or any successor to any such party permitted pursuant to the terms of such agreement, that is guaranteed under a financial guaranty policy issued by Financial Security, or any successor to any such party permitted pursuant to the terms of such agreement, to the Collateral Agent as holder of such policy.
     “Indenture” means the Indenture, dated as of May 21, 2008, between the Trust and Wells Fargo, as amended from time to time with the consent of the Controlling Party.
     “Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of May 21, 2008 among Financial Security, AmeriCredit Corp., AmeriCredit Financial Services, Inc., AFS SenSub Corp. and the Trust, pursuant to which Financial Security issued the Notes Policy to the Trustee.
     “Insurer Secured Obligations” means all amounts and obligations which may at any time be owed to or on behalf of Financial Security (or any agents, accountants or attorneys for Financial Security) under the Insurance Agreement or under any Transaction Document, regardless of whether such amounts are owed in the future, whether liquidated or unliquidated, contingent or non-contingent.

     “Insurer Termination Date” means the date which is the latest of (i) the date of the expiration of the Notes Policy, as specified in a written notice delivered by the Seller to the Collateral Agent and the Trustee, (ii) the date on which Financial Security shall have received payment and performance in full of all Insurer Secured Obligations and (iii) the latest date on which any payment referred to above could be avoided as a preference or otherwise under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, as specified in an Opinion of Counsel delivered to the Collateral Agent and the Trustee.
     “LBAC Securitization” means any of Long Beach Acceptance Auto Receivables Trust 2004-B, Long Beach Acceptance Auto Receivables Trust 2004-C, Long Beach Acceptance Auto Receivables Trust 2005-A, Long Beach Acceptance Auto Receivables Trust 2005-B, Long Beach Acceptance Auto Receivables Trust 2006-A, Long Beach Acceptance Auto Receivables Trust 2006-B and Long Beach Acceptance Auto Receivables Trust 2007-A.
     “Lien” means, as applied to the property or assets (or the income, proceeds, products, rents or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets (and/or such income, proceeds, products, rents or profits) are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.
     “May–October Determination Date” shall mean a Determination Date occurring during the months of May, June, July, August, September or October.
     “Net Losses” means, with respect to any Determination Date, the positive difference of (A) the sum of (i) the aggregate of the Principal Balances as of the related Accounting Date of all Receivables that became Liquidated Receivables since the Initial Cutoff Date, plus (ii) the Principal Balance of all Receivables that became Purchased Receivables since the Initial Cutoff Date as of the related Accounting Date and that were delinquent with respect to 10% or more of a Scheduled Payment more than 30 days as of such Accounting Date, plus (iii) the aggregate of all Cram Down Losses as of the related Accounting Date that occurred since the Initial Cutoff Date, over (B) the Liquidation Proceeds received by the Trust as of the related Accounting Date since the Initial Cutoff Date
     “Non-Controlling Party” means, at any time, the Secured Party that is not the Controlling Party at such time.

     “Note Balance” shall mean, with respect to any Determination Date, the sum of the aggregate principal balance of the Notes with respect to such Determination Date after giving effect to all distributions on the Notes on the related Distribution Date.
     “Notes Policy” means the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security with respect to the Securities, substantially in the form attached as Annex I(A) to the Insurance Agreement.
     “November–April Determination Date” shall mean a Determination Date occurring during the months of November, December, January, February, March or April.
     “Obligor” means, with respect to any Receivable, the purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable.
     “OC Level” shall mean 22.5%; provided, however, if each of the Step-Down Conditions are satisfied on a Determination Date preceding the Distribution Date set forth in the following table, the OC Level shall be reduced to the amount set forth with respect to such Distribution Date in the following table; provided, further, however, that if any of such Step Down Conditions are not satisfied with respect to any Distribution Date in the following table, the OC Level shall not be reduced on such Distribution Date and will not be subject to reduction or further reduction, as applicable, until the next Distribution Date set forth in the following table (if any):

Distribution Date occurring in:	OC Level
18th calendar month	22.0%
24th calendar month	21.0%
30th calendar month	20.0%
     “OC Percentage” shall mean, with respect to any Determination Date, the sum of (i) the percentage equivalent of a fraction the numerator of which is equal to the excess, if any, of (A) the Aggregate Principal Balance as of such Determination Date over (B) the Note Balance as of such Determination Date and the denominator of which is equal to the Aggregate Principal Balance as of such Determination Date, and (ii) the percentage equivalent of a fraction the numerator of which is equal to the amount on deposit in the Spread Account as of such Determination Date (after giving effect to any withdrawals from the Spread Account to be made on the related Distribution Date) and the denominator of which is equal to the Aggregate Principal Balance as of such Determination Date.
     “Opinion of Counsel” means a written opinion of counsel, acceptable as to form and substance, and reasonably acceptable as to issuing counsel, to the Controlling Party.

     “Release Instruction Letter” means a letter of instruction from the Servicer addressed to and acknowledged by the Collateral Agent and FSA, substantially in the form of Exhibit A hereto.
     “Requisite Amount” shall mean, as of any Determination Date, (A) if no Trigger Event and no Insurance Agreement Event of Default shall exist as of such Determination Date, the Floor Amount with respect to such Determination Date; (B) if a Trigger Event shall exist as of such Determination Date and no Insurance Agreement Event of Default shall have occurred as of such Determination Date, the sum of (x) 2.0% of the Original Pool Balance and (y) 6.0% of the Aggregate Principal Balance with respect to such Determination Date; or (C) if an Insurance Agreement Event of Default shall have occurred as of such Determination Date, the Pool Balance; provided, however, that any amount determined in accordance with clause (A), (B) or (C) above shall be reduced by the aggregate amount of any reductions in the amount then considered to be held in the Spread Account that resulted from losses under any GIC (but only to the extent that such aggregate amount has not been recovered and resulted in a corresponding replenishment of the amount then considered to be held in the Spread Account).
     “Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of May 21, 2008 among the Trust, AmeriCredit Financial Services, Inc., as Servicer, the Seller and Wells Fargo Bank, National Association, as Backup Servicer and Trust Collateral Agent.
     “Secured Obligations” means the Insurer Secured Obligations and the Trustee Secured Obligations.
     “Secured Parties” means each of the Trustee, in respect of the Trustee Secured Obligations, and Financial Security, in respect of the Insurer Secured Obligations.
     “Securitizations” means the AmeriCredit Securitizations and the LBAC Securitizations.
     “Security Interests” means the security interests and Liens in the Collateral granted pursuant to Section 2.01 hereof.
     “Sharing-Eligible AmeriCredit Securitization” means any AmeriCredit Securitization (a) from and after the first time at which both (i) the amount on deposit in the related spread account has equaled or exceeded the “Requisite Amount” (as defined in the related spread account agreement) and (ii) the “Pro Forma Note Balance” (as defined in the related spread account agreement) has equaled or been less than the “Required Pro Forma Note Balance” (as defined in the related spread account agreement), (b) from and after the Sharing-Eligible Distribution Date specified for such AmeriCredit Securitization in the related spread account agreement or (c) with respect to which an “Insurance Agreement Event of Default” (as defined in the related spread account agreement) has occurred.

     “Sharing-Eligible Distribution Date” means, with respect to the AmeriCredit Automobile Receivable Trust 2008-A-F, the 9th Distribution Date.
     “Sharing-Eligible LBAC Securitization” means (a) each of Long Beach Acceptance Auto Receivables Trust 2006-A, Long Beach Acceptance Auto Receivables Trust 2006-B and Long Beach Acceptance Auto Receivables Trust 2007-A transactions and (b) any other LBAC Securitization (x) from and after the first time at which the “Total Enhancement Amount” (as defined in the related spread account agreement) has equaled or exceeded the “Required Total Enhancement Amount” (as defined in the related spread account agreement) or (y) with respect to which an “Insurance Agreement Event of Default” (as defined in the related spread account agreement), other than an “Excluded Insurance Agreement Event of Default” (as defined in the related spread account agreement), has occurred.
     “Sharing-Eligible Securitization” means any Sharing-Eligible LBAC Securitization and Sharing-Eligible AmeriCredit Securitization.
     “Spread Account” means the account established in accordance with Section 3.01(a) hereof.
     “Spread Account Eligible Investments” means Eligible Investments held by the Collateral Agent in the Spread Account and with respect to which the Collateral Agent has taken Delivery. Any such Spread Account Eligible Investment may be purchased by or through the Collateral Agent or any of its affiliates.
     “Spread Account Initial Deposit” shall have the meaning assigned in Section 3.01(c) hereof.
     “Step-Down Conditions” shall be satisfied as of each Distribution Date in the following table if each of the following conditions are met on such Distribution Date: (a) no Insurance Agreement Event of Default shall have occurred; (b) all amounts owed to the Insurer under the Basic Documents have been paid in full; (c) immediately before and after giving effect to any reduction in the OC Level, (i) the Spread Account is at the Requisite Amount and (ii) the Pro Forma Note Balance is less than or equal to the Required Pro Forma Note Balance; (d) the arithmetic average of the monthly Delinquency Ratios for the three immediately preceding Collection Periods is less than the percentage set forth opposite such Distribution Date, (e) the Cumulative Net Loss Rate for the related Collection Period is less than the percentage set forth opposite such Distribution Date, (f) the Cumulative Default Rate for the related Collection Period is less than the percentage set forth opposite such Distribution Date and (g) the arithmetic average of the Monthly Extension Rates for the three immediately preceding consecutive calendar months is less than 3.00%:

Distribution			Cumulative
Date occurring	Delinquency	Cumulative	Default
in:	Ratio	Net Loss Rate	Rate
October 2009	4.00%	5.70%	9.70%
April 2010	4.00%	7.50%	12.75%
October 2010	4.75%	9.00%	15.00%
     “Target OC Percentage” shall mean, with respect to any Determination Date, the sum of (i) the percentage equivalent of a fraction the numerator of which is equal to the Floor Amount as of such Determination Date and the denominator of which is equal to the Aggregate Principal Balance as of such Determination Date, and (ii) the percentage equivalent of a fraction the numerator of which is equal to the excess, if any, of (A) the Aggregate Principal Balance as of such Determination Date over (B) the Required Pro Forma Note Balance as of such Determination Date and the denominator of which is equal to the Aggregate Principal Balance as of such Determination Date.
     “Total Enhancement Shortfall” means (a) with respect to a Sharing-Eligible LBAC Securitization (other than Long Beach Acceptance Auto Receivables Trust 2004-B, Long Beach Acceptance Auto Receivables Trust 2005-A and Long Beach Acceptance Auto Receivables Trust 2006-B) on any date of determination, (i) prior to the occurrence of an “Insurance Agreement Event of Default” (as defined in the related spread account agreement), other than an “Excluded Insurance Agreement Event of Default” (as defined in the related spread account agreement), the amount by which the “Required Total Enhancement Amount” (as defined in the related spread account agreement but calculated without regard to whether a “Trigger Event” (as defined in the related spread account agreement) has occurred) for such Sharing-Eligible LBAC Securitization exceeds the “Total Enhancement Amount” (as defined in the related spread account agreement) for such Sharing-Eligible LBAC Securitization or (ii) after the occurrence of an “Insurance Agreement Event of Default” (as defined in the related spread account agreement), other than an “Excluded Insurance Agreement Event of Default” (as defined in the related spread account agreement), the amount by which the amount on deposit in the spread account for such Sharing-Eligible LBAC Securitization is less than the “Requisite Amount” (as defined in the related spread account agreement) for such Sharing-Eligible LBAC Securitization, (b) with respect to a Sharing-Eligible LBAC Securitization that is any of Long Beach Acceptance Auto Receivables Trust 2004-B, Long Beach Acceptance Auto Receivables Trust 2005-A and Long Beach Acceptance Auto Receivables Trust 2006-B, the excess of the related “Requisite Amount” (as defined in the related spread account agreement but calculated without regard to whether a “Trigger Event” (as defined in the related spread account agreement) has occurred) over the amount on deposit in the related spread account and (c) with respect to a Sharing-Eligible AmeriCredit Securitization on any date of determination, (i) prior to the occurrence of an “Insurance Agreement Event of Default” (as defined in the related spread account agreement), the sum of (x) the amount by which the “Requisite

Amount” (as defined in the related spread account agreement but calculated without regard to whether a “Trigger Event” (as defined in the related spread account agreement) has occurred) for such Sharing-Eligible AmeriCredit Securitization exceeds the amount on deposit in the spread account for such Sharing-Eligible AmeriCredit Securitization plus (y) the amount of any “Accelerated Payment Amount Shortfall” (as defined in the related spread account agreement) remaining after application of funds available in the related spread account for such Sharing-Eligible AmeriCredit Securitization or (ii) after the occurrence of an “Insurance Agreement Event of Default” (as defined in the related spread account agreement), the amount by which the amount on deposit in the spread account for such Sharing-Eligible AmeriCredit Securitization is less than the “Requisite Amount” (as defined in the related spread account agreement) for such Sharing-Eligible AmeriCredit Securitization.
     “Transaction Documents” has the meaning provided in the Insurance Agreement.
     “Trigger Date” means a Determination Date which occurs (i) on or after the date of occurrence of a Trigger Event and prior to the date, if any, on which such Trigger Event is Deemed Cured or (ii) on or after the date of occurrence of an Insurance Agreement Event of Default.
     “Trigger Event” shall mean, as of a Determination Date, the occurrence of any of the following:
     (i) the occurrence of a Cumulative Net Loss Test Failure;
     (ii) the occurrence of a Delinquency Test Failure; or
     (iii) the occurrence of a Cumulative Default Test Failure.
     “Trustee” means the Trust Collateral Agent named in the Indenture.
     “Trustee Secured Obligations” means all amounts and obligations which the Trust may at any time owe to or on behalf of the Trustee, Collateral Agent, Trust Collateral Agent (without regard to any limitations on the amounts payable to the Trustee, the Collateral Agent or the Trust Collateral Agent specified in such Transaction Documents), or the Noteholders under the Indenture or other Transaction Documents.
     “Trustee Termination Date” means the date on which the Trustee shall have received, as Trustee on behalf of (and as agent for) the Noteholders, payment and performance in full of all Trustee Secured Obligations.
     “Underwriting Agreement” means the underwriting agreement dated as of May 20, 2008 among AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Deutsche Bank Securities Inc., as representative of the Underwriters.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code in effect in the relevant jurisdiction, as the same may be amended from time to time.

     “Wells Fargo” means Wells Fargo Bank, National Association, a national banking association and its successors.
     Section 1.02 Rules of Interpretation. The terms “hereof,” “herein,” “hereby” or “hereunder,” unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms “Article,” “Section,” “Appendix,” “Exhibit” or “Annex” shall refer to an Article or Section of, or Appendix, Exhibit or Annex to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term.
ARTICLE II
SECURITY INTERESTS; THE COLLATERAL
     Section 2.01 Grant of Security Interest by the Trust.
     (a) In order to secure the performance of the Secured Obligations, the Trust hereby pledges, assigns, grants, transfers and conveys to Wells Fargo, as Collateral Agent, on behalf of and for the benefit of the Secured Parties to secure such Secured Obligations, a Lien on and security interest in (which Lien and security interest is intended to be prior to all other Liens), all of its right, title and interest in and to the following (all constituting Collateral hereunder):
     (i) the Spread Account as established pursuant to Section 3.01 of this Agreement (including, without limitation, the Spread Account Initial Deposit and all additional monies, checks, securities, investments and other items or documents at any time held in or evidencing any such accounts);
     (ii) all of the Trust’s right, title and interest in and to investments made with proceeds of the property described in clause (i) above, including each GIC and all other investments made with amounts on deposit in the Spread Account; and
     (iii) all distributions, revenues, products, substitutions, benefits, profits and proceeds, in whatever form, of any of the foregoing.
     (b) In order to effectuate the provisions and purposes of this Agreement, including for the purpose of perfecting the security interests granted hereunder, the Trust represents and warrants that it has, prior to the execution of this Agreement, executed and filed an appropriate Uniform Commercial Code financing statement in Delaware sufficient to assure that the Collateral Agent, as agent for the Secured Parties, has a first priority perfected security interest in all Collateral which can be perfected by the filing of a financing statement or has delivered to Financial Security a legal opinion acceptable to

Financial Security to the effect that no filings are required to perfect the security interests granted hereunder.
     Section 2.02 Perfection and Profit. The Trust intends the security interests in favor of the Secured Parties to be prior to all other Liens in respect of the Collateral, and the Trust shall take all actions necessary to obtain and maintain, in favor of the Collateral Agent, for the benefit of the Secured Parties, a first lien on and a first priority, perfected security interest in the Collateral granted to the Collateral Agent. Subject to the provisions hereof specifying the rights and powers of the Controlling Party from time to time to control certain specified matters relating to the Collateral, each Secured Party shall have all of the rights, remedies and recourse with respect to the Collateral afforded a secured party under the Uniform Commercial Code and all other applicable law in addition to, and not in limitation of, the other rights, remedies and recourse granted to such Secured Parties by this Agreement or any other law relating to the creation and perfection of liens on, and security interests in, the Collateral.
     Section 2.03 Reserved.
     Section 2.04 The Trust Remains Liable. The Security Interests are granted as security only and shall not (i) transfer or in any way affect or modify, or relieve the Trust from, any obligation to perform or satisfy, any term, covenant, condition or agreement to be performed or satisfied by the Trust under or in connection with this Agreement, the Insurance Agreement or any other Transaction Document to which it is a party or (ii) impose any obligation on any of the Secured Parties or the Collateral Agent to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Secured Parties or the Collateral Agent for any act or omission on its part relative thereto or for any breach of any representation or warranty on its part contained therein or made in connection therewith, except, in each case, to the extent provided herein and in the other Transaction Documents.
     Section 2.05 Maintenance of Collateral.
     (a) Safekeeping. The Collateral Agent agrees to maintain the Collateral received by it and all records and documents relating thereto at the office of the Collateral Agent specified in Section 8.06 hereof or such other address (unless all filings have been made to continue the perfection of the security interest in the Collateral to the extent such security interest can be perfected by filing a financing statement, as evidenced by an Opinion of Counsel delivered to the Controlling Party), as may be approved by the Controlling Party. The Collateral Agent shall keep all Collateral and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Spread Account Eligible Investments and Spread Account included in the Collateral in such a manner as shall enable the Collateral Agent and the Secured Parties to verify the accuracy of such record-keeping. The Collateral Agent’s books and records shall at all times show that the Collateral is held by the Collateral Agent as agent of the Secured Parties and is not the property of the Collateral Agent. The

Collateral Agent will promptly report to each Secured Party and the Trust any failure on its part to hold the Collateral as provided in this Section 2.05(a) and will promptly take appropriate action to remedy any such failure.
     (b) Access. The Collateral Agent shall permit each of the Secured Parties, or their respective duly authorized representatives, attorneys, auditors or designees, to inspect the Collateral or the records relating to the Collateral in the possession of or otherwise under the control of the Collateral Agent pursuant hereto at such reasonable times during normal business hours as any such Secured Party may reasonably request upon not less than one Business Day’s prior written notice. The costs and expenses associated with any such inspection will be paid by the party making such inspection.
     Section 2.06 Termination and Release of Rights.
     (a) On the Insurer Termination Date, the rights, remedies, powers, duties, authority and obligations conferred upon Financial Security pursuant to this Agreement in respect of the Collateral shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of Financial Security with respect to the Collateral shall be automatically released; provided that any indemnity provided to or by Financial Security herein shall survive such Insurer Termination Date. If Financial Security is acting as Controlling Party on the Insurer Termination Date, Financial Security agrees, at the expense of the Trust, to execute and deliver such instruments as the successor Controlling Party may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on Financial Security and any Person claiming by, through or under Financial Security.
     (b) On the Trustee Termination Date, the rights, remedies, powers, duties, authority and obligations, if any, conferred upon the Trustee pursuant to this Agreement in respect of the Collateral shall terminate and be of no further force and effect and all such rights, remedies, powers, duties, authority and obligations of the Trustee with respect to the Collateral shall be automatically released; provided that any indemnity provided to the Trustee herein shall survive such Trustee Termination Date. If the Trustee is acting as Controlling Party on the Trustee Termination Date, the Trustee agrees, at the expense of the Trust, to execute and deliver such instruments as the Trust may reasonably request to effectuate such release, and any such instruments so executed and delivered shall be fully binding on the Trustee.
     (c) On the Final Termination Date, the rights, remedies, powers, duties, authority and obligations conferred upon the Collateral Agent and each Secured Party pursuant to this Agreement shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Collateral Agent and each Secured Party with respect to the Collateral shall be released in accordance with the provisions of Section 3.03(b). On the Final Termination Date, the Collateral Agent agrees, and each Secured Party agrees, at the expense of the Trust, to execute such instruments of release, in recordable form if necessary, in favor of the Trust as the Trust may reasonably request, to deliver the Collateral, if any, in its possession to the Trust, and to otherwise release the lien of this Agreement and release and deliver to the Trust the Collateral.
     Section 2.07 Non-Recourse Obligations of Trust. Notwithstanding anything herein or in the other Transaction Documents to the contrary, the parties hereto agree that the obligations of the Trust hereunder (without limiting the obligation to make distributions in accordance with Section 3.03(b)) shall be recourse only to the extent of amounts released to the Trust pursuant to priority SECOND, fifth of Section 3.03(b).
     Section 2.08 Securities Intermediary. Wells Fargo, hereby undertakes and agrees to act as “securities intermediary” (as such term is defined in Section 8-102 (a)(14) of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)). In such capacity (Wells Fargo, in such capacity being herein sometimes referred to as the “Securities Intermediary”) and in accordance with Section 3.01 of this Agreement, the Securities Intermediary has established the Spread Account. The Securities Intermediary represents, warrants, acknowledges and agrees that:
     (1) It shall not change the name or account number of the Spread Account without the prior written consent of the Collateral Agent;
     (2) All securities or other property underlying any financial assets deposited in or credited to the Spread Account shall be registered in the name of the Securities Intermediary or the Collateral Agent or in blank or credited to another securities account or accounts maintained in the name of the Securities Intermediary, and in no case shall any financial asset deposited in or credited to the Spread Account be registered in the name of Seller except to the extent the foregoing have been specially indorsed to the Securities Intermediary in blank;
     (3) All property delivered to the Securities Intermediary pursuant to this Agreement for deposit in or credit to the Spread Account shall be promptly credited to the Spread Account;
     (4) The Spread Account is a “securities account” as such term is defined in Section 8-501(a) of the New York UCC, and the Securities Intermediary agrees that each item of property (whether investment property, financial asset, security, instrument, a GIC or cash) deposited in or credited to the Spread Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC and that, subject to the terms of this Agreement, the Securities Intermediary will treat the Collateral Agent as entitled to exercise the rights that comprise any financial asset deposited in or credited to such Account; and
     (5) If at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to the Spread Account, the Securities Intermediary shall comply with such entitlement order without further consent by Seller or any other person.

     Without limiting the generality of Section 8.11 of this Agreement, the parties agree that both this Agreement and the Spread Account shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Spread Account (as well as all of the securities entitlements related thereto) shall be governed by the laws of the State of New York.
ARTICLE III
SPREAD ACCOUNT
     Section 3.01 Establishment of Spread Account, Initial Deposits into Spread Account.
     (a) On or prior to the Closing Date, the Collateral Agent shall establish at its office or at another depository institution or trust company an Eligible Account, designated, “Spread Account – Series 2008-A-F – Wells Fargo, as Collateral Agent for Financial Security Assurance Inc. and Well Fargo, as Trustee” (the “Spread Account”).
     (b) No withdrawals may be made of funds in the Spread Account except as provided in Section 3.03 of this Agreement. Except as specifically provided in this Agreement, funds in the Spread Account shall not be commingled with any other monies. All monies deposited from time to time in the Spread Account and all investments made with such monies shall be held by the Collateral Agent as part of the Collateral.
     (c) The parties hereto acknowledge and agree that the initial amount deposited into the Spread Account comprising part of the Collateral shall be in the amount of $18,404,997.33 (the “Spread Account Initial Deposit”). The Trust and the Collateral Agent confirm that concurrently with the execution and delivery of this Agreement such amount has been deposited by the Trust with the Collateral Agent for deposit into the Spread Account. The Collateral Agent shall deposit all cash distributions with respect to the Collateral into the Spread Account.
     (d) Except as specifically provided herein, the Spread Account shall be maintained by the Collateral Agent at all times separate and apart from any other account of the Trust or the Servicer. All income or loss on investments of funds in the Spread Account shall be reported by AmeriCredit as taxable income or loss of AmeriCredit.
     Section 3.02 Investments.
     (a) Funds which may at any time be held in the Spread Account shall be invested and reinvested by the Collateral Agent, at the written direction (which may include, subject to the provisions hereof, general standing instructions) of the Servicer (unless a Servicer Termination Event shall have occurred and be continuing, in which case at the written direction of the Controlling Party) or its designee received by the

Collateral Agent by 1:00 P.M., New York City time, on the Business Day prior to the date on which such investment shall be made, in one or more Spread Account Eligible Investments in the manner specified in Section 3.02(c). If no written direction with respect to any portion of the Spread Account is received by the Collateral Agent, the Collateral Agent shall invest such funds overnight in investments described in paragraph (g) of Eligible Investments, provided that the Collateral Agent shall not be liable for any loss or absence of income resulting from such investments.
     (b) Each investment made pursuant to this Section 3.02 on any date shall mature not later than the Business Day immediately preceding the Distribution Date next succeeding the day such investment is made, provided that any investment of funds in the Spread Account maintained with the Collateral Agent in any investment as to which the Collateral Agent is the obligor, if otherwise qualified as an Eligible Investment may mature on the Distribution Date next succeeding the date of such investment.
     (c) Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with Section 2.04 and the requirements of the definition of “Spread Account Eligible Investments.”
     (d) If amounts on deposit in the Spread Account are at any time invested in a Spread Account Eligible Investment payable on demand, the Collateral Agent shall (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Spread Account Eligible Investment is permitted to mature under the provisions hereof and (ii) demand payment of all amounts due thereunder promptly upon receipt of written notice from the Controlling Party to the effect that such investment does not constitute a Spread Account Eligible Investment.
     (e) All monies on deposit in the Spread Account, together with any deposits or securities in which such monies may be invested or reinvested, and any gains from such investments, shall constitute Collateral hereunder subject to the Security Interest of the Secured Parties.
     (f) Subject to Section 4.03 hereof, the Collateral Agent shall not be liable by reason of any insufficiency in the Spread Account resulting from any loss on any Spread Account Eligible Investment included therein.
     (g) For avoidance of doubt, any amounts that are invested by the Collateral Agent in Spread Account Eligible Investments (including any amounts invested in a GIC) shall constitute “funds” or “amounts” “in the Spread Account,” “held in the Spread Account,” or “on deposit in the Spread Account” and any such investments shall be considered to “mature” on or by a given day to the extent that such invested amounts will be available either by payment at maturity on such day or pursuant to a right to payment or withdrawal on such day after applicable prior demand or notice is made.
     (h) The Servicer hereby directs, as standing instructions, that all amounts held in the Spread Account be invested in one or more GICs. The Servicer shall not change or revoke these standing instructions without the consent of Financial Security; provided that Financial Security may not withhold consent to a change to or the revocation of these standing instructions with respect to any GIC that is not then a Spread Account Eligible Investment; provided further that any amount returned by a GIC provider to the Collateral Agent in accordance with the terms of a GIC (not amounts withdrawn under the GIC, but rather amounts returned at the initiative of the GIC provider) shall no longer be subject to these standing instructions and shall be invested pursuant to Section 3.02(a) without regard to these standing instructions.
     Section 3.03 Distributions: Priority of Payments.
     (a) Prior to each Distribution Date, the Controlling Party will direct the Collateral Agent with respect to the amounts to be distributed pursuant to Section 3.03(b) on such Distribution Date and the Collateral Agent shall notify the Trustee of such determination. Additionally, on each Determination Date on which the amount in the Spread Account is less than the Requisite Amount with respect to such Determination Date, the Collateral Agent shall notify the Trust Collateral Agent of the amount of such shortfall, and on the next succeeding Distribution Date, the Trust Collateral Agent shall be required pursuant to Section 5.7(a) of the Sale and Servicing Agreement to deliver such amount, to the extent available in accordance with the Sale and Servicing Agreement, to the Collateral Agent for deposit into the Spread Account subject to Section 3.03(b) hereof.
     (b) On each Distribution Date, following delivery by the Trustee to the Collateral Agent of the amounts required under the Sale and Servicing Agreement to be delivered to the Collateral Agent for deposit in the Spread Account, and upon receipt of a Deficiency Notice, or notice with respect to an Accelerated Payment Amount Shortfall or notice with respect to other amounts referred to in priority SECOND being due and owing, the Collateral Agent shall make the following distributions from the Spread Account in the following order of priority and, in each case, to the extent of the amount specified:
     FIRST , if there exists a Deficiency Claim Amount, to the Trust Collateral Agent for deposit in the Collection Account the amount of such Deficiency Claim Amount; and
     SECOND , to the extent that the funds in the Spread Account are in excess of the Requisite Amount or, following the Final Termination Date, to the extent of any funds remaining in the Spread Account:

first, if the Trust Collateral Agent has delivered an Accelerated Payment Shortfall Notice and if there exists an Accelerated Payment Amount Shortfall, to the Trust Collateral Agent for deposit in the Collection Account the amount of such Accelerated Payment Amount Shortfall;
second, amounts in respect of indemnity payments to the Trustee, Lockbox Bank, Owner Trustee, Custodian, Backup Servicer, Collateral Agent, Trust Collateral Agent, or other service provider that have not been reimbursed by the Servicer, to such Persons pro rata in accordance with amounts due to such Persons;
third, to the payment of any expenses payable pursuant to Section 4.5 of the Sale and Servicing Agreement to the extent not paid by the Servicer;
fourth, pari passu and pro rata (on the basis of the Total Enhancement Shortfall) to the spread account for each Sharing-Eligible Securitization with respect to which there exists on such day a Total Enhancement Shortfall (based on the amount then on deposit in the spread account for each such Sharing-Eligible Securitization and the most recently available Servicer Report for each such Sharing-Eligible Securitization), an amount up to the amount of such Total Enhancement Shortfall in accordance with a Release Instruction Letter, free and clear of the Lien established hereunder; and
fifth, to the Certificateholder free and clear of the Lien established hereunder.
     (c) On any date on which the Notes have been redeemed in full pursuant to Section 10.1 of the Indenture and all amounts due and payable to Financial Security under the Insurance Agreement have been paid in full, the Collateral Agent shall release all amounts remaining on deposit in the Spread Account (following any distributions required to have been made on such date pursuant to Section 3.03(b)) to the Certificateholder free and clear of the Lien established hereunder.
     Section 3.04 General Provisions Regarding Spread Account.
     (a) Promptly upon the establishment (initially or upon any relocation) of the Spread Account hereunder, the Collateral Agent shall advise the Trust and each Secured Party in writing of the name and address of the depository institution or trust company where the Spread Account has been established (if not Wells Fargo or any successor Collateral Agent in its commercial banking capacity), the name of the officer of the depository institution who is responsible for overseeing the Spread Account, the account number and the individuals whose names appear on the signature cards for the Spread Account. The Trust shall cause each such depository institution or trust company to execute a written agreement, in form and substance satisfactory to the Controlling Party, waiving, and the Collateral Agent by its execution of this Agreement hereby waives

(except to the extent expressly provided herein), in each case to the extent permitted under applicable law, (i) any banker’s or other statutory or similar Lien, and (ii) any right of set-off or other similar right under applicable law with respect to the Spread Account and agreeing, and the Collateral Agent by its execution of this Agreement hereby agrees, to notify the Trust, the Collateral Agent, and each Secured Party of any charge or claim against or with respect to the Spread Account. The Collateral Agent shall give the Trust and each Secured Party at least ten Business Days’ prior written notice of any change in the location of the Spread Account or in any related account information. Anything herein to the contrary notwithstanding, unless otherwise consented to by the Controlling Party in writing, the Collateral Agent shall have no right to change the location of the Spread Account.
     (b) Upon the written request of the Controlling Party or the Trust, the Collateral Agent shall cause, at the expense of the Trust, the depository institution at which the Spread Account is located to forward to the requesting party copies of all monthly account statements for the Spread Account.
     (c) If at any time the Spread Account ceases to be an Eligible Account, the Collateral Agent shall notify the Controlling Party of such fact and shall establish within 5 Business Days of such determination, in accordance with paragraph (a) of this Section, a successor Spread Account thereto, which shall be an Eligible Account, at another depository institution acceptable to the Controlling Party.
     (d) No passbook, certificate of deposit or other similar instrument evidencing the Spread Account shall be issued, and all contracts, receipts and other papers, if any, governing or evidencing the Spread Account shall be held by the Collateral Agent.
     Section 3.05 Reports by the Collateral Agent. The Collateral Agent shall report to the Trustee, Financial Security, the Trust and the Servicer on a monthly basis no later than each Distribution Date with respect to the amount on deposit in the Spread Account and the identity of the investments included therein as of the last day of the related Monthly Period, and shall provide accounts of deposits into and withdrawals from the Spread Account, and of the investments made therein, to the independent accountants upon their request for purposes of their reports pursuant to Section 4.11 of the Sale and Servicing Agreement.
ARTICLE IV
THE COLLATERAL AGENT
     Section 4.01 Appointment and Powers. Subject to the terms and conditions hereof, each of the Secured Parties hereby appoints Wells Fargo, as Collateral Agent with respect to the Collateral, and Wells Fargo hereby accepts such appointment and agrees to act as Collateral Agent with respect to the Collateral for the Secured Parties, to maintain custody and possession of the Collateral (except as otherwise provided hereunder) and to perform the other duties of the Collateral Agent in accordance with the provisions of this Agreement. Each Secured Party hereby authorizes the Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Agreement promptly following receipt of such written instructions; provided that the Collateral Agent shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Agreement or (ii) for which the Collateral Agent has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Collateral Agent of its express duties hereunder, except where this Agreement provides that the Collateral Agent is permitted to act only following and in accordance with such instructions.
     Section 4.02 Performance of Duties. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents to which the Collateral Agent is a party or as directed by the Controlling Party in accordance with this Agreement.
     Section 4.03 Limitation on Liability. Neither the Collateral Agent nor any of its directors, officers or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Collateral Agent shall be liable for its gross negligence, bad faith or willful misconduct; nor shall the Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Trust of this Agreement or any of the Collateral (or any part thereof) or perfection thereof. Notwithstanding any term or provision of this Agreement, the Collateral Agent shall not incur any liability to the Trust or the Secured Parties for any action taken or omitted by the Collateral Agent in connection with the Collateral, except for gross negligence or willful misconduct on the part of the Collateral Agent, and, further, the Collateral Agent shall not incur any liability to the Secured Parties except for gross negligence or willful misconduct in carrying out its duties to the Secured Parties. Subject to Section 4.04, the Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Collateral Agent to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary by a Responsible Officer of the Collateral Agent) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Transaction Documents. The Collateral Agent may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Collateral Agent shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or to exercise any of the remedial rights or powers vested in it by this Agreement or to follow any direction from the Controlling Party unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in connection therewith.
     Section 4.04 Reliance upon Documents. In the absence of bad faith or negligence on its part, the Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.
     Section 4.05 Successor Collateral Agent.
     (a) Merger. Any Person into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder) be and become a successor Collateral Agent hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Secured Parties in the Collateral.
     (b) Resignation. The Collateral Agent and any successor Collateral Agent may resign only (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Collateral Agent, and the Controlling Party does not elect to waive the Collateral Agent’s obligation to perform those duties which render it legally unable to act or elect to delegate those duties to another Person, or (ii) with the prior written consent of the Controlling Party, such consent not to be unreasonably withheld. The Collateral Agent shall give not less than 60 days’ prior written notice of any such permitted resignation by registered or certified mail to the other Secured Party and the Trust; provided, that such resignation shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article II hereof, and

(iii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in Section 5.02. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above no successor Collateral Agent or temporary successor Collateral Agent has been appointed Collateral Agent and accepted such appointment or becomes the Collateral Agent pursuant to subsection (d) hereof, the resigning Collateral Agent may petition a court of competent jurisdiction in New York, New York for the appointment of a successor.
     (c) Removal. The Collateral Agent may be removed by the Controlling Party at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent, the other Secured Party and the Issuer. A temporary successor may be removed at any time to allow a successor Collateral Agent to be appointed pursuant to subsection (d) below. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by the successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, (ii) delivery of the Collateral to such successor to be held in accordance with the procedures specified in Article II hereof and (iii) receipt by the Controlling Party of an Opinion of Counsel to the effect described in Section 5.02.
     (d) Acceptance by Successor. The Controlling Party shall have the sole right to appoint each successor Collateral Agent. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to each Secured Party and the Trust an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Collateral Agent to be held in accordance with the procedures specified in Article II hereof, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Secured Party or the Trust, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Trust or a Secured Party is reasonably required by a successor Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in such Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Issuer. The designation of any successor Collateral Agent and the instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.
     Section 4.06 Indemnification. The Trust shall indemnify the Collateral Agent, its directors, officers, employees and agents for, and hold the Collateral Agent, its directors, officers, employees and agents harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) arising out of or in connection with the Collateral Agent’s acting as Collateral Agent hereunder, except such loss, liability or expense as shall result from the gross negligence, bad faith or willful misconduct of the Collateral Agent or its officers, employees, directors or agents. The obligation of the Trust under this Section shall survive the termination of this Agreement and the resignation or removal of any Collateral Agent. The Collateral Agent covenants and agrees that the obligations of the Trust hereunder and under Section 4.07 shall be limited to the amounts distributed pursuant to Section 5.7(a)(iii) of the Sale and Servicing Agreement and Section 3.03(b) of this Agreement, and further covenants not to take any action to enforce its rights to indemnification hereunder with respect to the Trust and to payment under Section 4.07, or otherwise to assert any Lien or take any other action in respect of the Collateral, until the Final Termination Date.
     Section 4.07 Compensation and Reimbursement. The Trust agrees for the benefit of the Secured Parties and as part of the Secured Obligations (a) to pay to the Collateral Agent, from time to time, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a collateral trustee); and (b) to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the expenses and disbursements of its agents, any independent certified public accountants and independent counsel), except any expense, disbursement or advances as may be attributable to gross negligence, bad faith or willful misconduct on the part of the Collateral Agent.
     Section 4.08 Representations and Warranties of Wells Fargo. Wells Fargo represents and warrants to the Trust and to each Secured Party as follows:
     (a) Due Organization. Wells Fargo is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.
     (b) Corporate Power. Wells Fargo has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties as Collateral Agent hereunder.
     (c) Due Authorization. The execution and delivery by Wells Fargo of this Agreement and the other Transaction Documents to which it is a party, and the performance by Wells Fargo of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by Wells Fargo, or the performance by Wells Fargo, of this Agreement and such other Transaction Documents.
     (d) Valid and Binding Agreement. Wells Fargo has duly executed and delivered this Agreement and each other Transaction Document to which it is a party, and each of this Agreement and each such other Transaction Document constitutes the legal, valid and binding obligation of Wells Fargo, enforceable against Wells Fargo, in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     Section 4.09 Waiver of Setoffs. The Collateral Agent hereby expressly waives any and all rights of setoff that the Collateral Agent may otherwise at any time have under applicable law with respect to the Spread Account and agrees that amounts in the Spread Account shall at all times be held and applied solely in accordance with the provisions hereof.
     Section 4.10 Control by the Controlling Party. The Collateral Agent shall comply with notices and instructions given by the Trust only if accompanied by the written consent of the Controlling Party, except that if any Default shall have occurred and be continuing, the Collateral Agent shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Trust.
ARTICLE V
COVENANTS OF THE TRUST
     Section 5.01 Preservation of Collateral. Subject to the rights, powers and authorities granted to the Collateral Agent and the Controlling Party in this Agreement, the Trust shall take such action as is necessary and proper with respect to the Collateral in order to preserve and maintain the Collateral and to cause (subject to the rights of the Secured Parties) the Collateral Agent to perform its obligations with respect to the Collateral as provided herein. The Trust will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments of transfer or take such other steps or actions as may be necessary, or required by the Controlling Party, to perfect the Security Interests granted hereunder in the Collateral, to ensure that such Security Interests rank prior to all other Liens and to preserve the priority of such Security Interests and the validity and enforceability thereof. Upon any delivery or substitution of Collateral, the Trust shall be obligated to execute such documents and perform such actions as are necessary to create in the Collateral Agent for the benefit of the Secured Parties a valid first Lien on, and valid and perfected, first priority security interest in, the Collateral so delivered and to deliver the Collateral to the Collateral Agent, free and clear of any other Lien together with satisfactory assurances thereof, and to pay any reasonable costs incurred by any of the Secured Parties or the Collateral Agent (including its respective agents) or otherwise in connection with such delivery.
     Section 5.02 Opinions as to Collateral. Not more than 90 days nor less than 30 days prior to (i) each May 1, during the term of this Agreement, beginning in 2009 and (ii) each date on which the Trust proposes to take any action contemplated by Section 5.06, the Trust shall, at its own cost and expense, furnish to each Secured Party, the Collateral Agent and each Rating Agency an Opinion of Counsel either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the execution and filing of any financing statements and continuation statements and other actions as are necessary to perfect, maintain and protect the lien and security interest of the Collateral Agent (and the priority thereof), on behalf of the Secured Parties, with respect to the Collateral against all creditors of and purchasers from the Trust and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such perfected lien and security interest. Such Opinion of Counsel shall further describe each execution and filing of any financing statements and continuation statements and such other actions as will, in the opinion of such counsel, be required to perfect, maintain and protect the lien and security interest of the Collateral Agent, on behalf of the Secured Parties, with respect to the Collateral against all creditors of and purchasers from the Trust for a period, specified in such Opinion, continuing until a date not earlier than eighteen months from the date of such Opinion.
     Section 5.03 Notices. In the event that the Trust acquires knowledge of the occurrence and continuance of any Insurance Agreement Event of Default or Event of Default or of any event of default or like event, howsoever described or called, under any of the Transaction Documents, the Trust shall immediately give written notice thereof to the Collateral Agent and each Secured Party.
     Section 5.04 Waiver of Stay or Extension Laws; Marshaling of Assets. The Trust covenants, to the fullest extent permitted by applicable law, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Agreement or any absolute sale of the Collateral or any part thereof, or the possession thereof by any purchaser at any sale under Article VII of this Agreement; and the Trust, to the fullest extent permitted by applicable law, for itself and all who may claim under it, hereby waives the benefit of all such laws, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted. The Trust, for itself and all who may claim under it, waives, to the fullest extent permitted by applicable law, all right to have the Collateral marshaled upon any foreclosure or other disposition thereof.

     Section 5.05 Noninterference, etc. The Trust shall not (i) waive or alter any of its rights under the Collateral (or any agreement or instrument relating thereto) without the prior written consent of the Controlling Party; or (ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Collateral, or to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Trust’s right, title or interest in and to the Collateral or the Collateral Agent’s lien on, and security interest in, the Collateral for the benefit of the Secured Parties; or (iii) take any action, or fail to take any action, if such action or failure to take action, will interfere with the enforcement of any rights under the Transaction Documents.
     Section 5.06 Trust Changes.
     (a) Change in Name, Structure, etc. The Trust shall not change its name, identity or structure unless it shall have given each Secured Party and the Collateral Agent at least 30 days’ prior written notice thereof, shall have effected any necessary or appropriate assignments or amendments thereto and filings of financing statements or amendments thereto, and shall have delivered to the Collateral Agent and each Secured Party an Opinion of Counsel of the type described in Section 5.02.
     (b) Relocation of the Trust. The Trust shall not change its principal office unless it gives each Secured Party and the Collateral Agent at least 30 days’ prior written notice of any relocation of its principal office. If the Trust relocates its principal office or principal place of business from Delaware, the Trust shall give prior notice thereof to the Controlling Party and the Collateral Agent and shall effect whatever appropriate recordations and filings are necessary and shall provide to the Controlling Party and the Collateral Agent an Opinion of Counsel, to the effect that, upon the recording of any necessary assignments or amendments to previously-recorded assignments and filing of any necessary amendments to the previously filed financing or continuation statements or upon the filing of one or more specified new financing statements, and the taking of such other actions as may be specified in such opinion, the security interests in the Collateral shall remain, after such relocation, valid and perfected.
ARTICLE VI
CONTROLLING PARTY; INTERCREDITOR PROVISIONS
     Section 6.01 Appointment of Controlling Party. From and after the Closing Date until the Insurer Termination Date, Financial Security shall be the Controlling Party and shall be entitled to exercise all the rights given the Controlling Party hereunder. From and after the Insurer Termination Date, the Trustee shall be the Controlling Party hereunder until the Trustee Termination Date. Notwithstanding the foregoing, in the event that a Financial Security Default shall have occurred and be continuing, the Trustee shall be the Controlling Party until the applicable Trustee Termination Date. If prior to an Insurer Termination Date the Trustee shall have become the Controlling Party as a result of the occurrence of a Financial Security Default and either such Financial Security

Default is cured or for any other reason ceases to exist or the Trustee Termination Date occurs, then upon such cure or other cessation or on such Trustee Termination Date, as the case may be, Financial Security shall, upon notice thereof being duly given to the Collateral Agent, again be the Controlling Party.
     Section 6.02 Controlling Party’s Authority.
     (a) The Trust hereby irrevocably appoints the Controlling Party, and any successor to the Controlling Party appointed pursuant to Section 6.01, its true and lawful attorney, with full power of substitution, in the name of the Trust, the Secured Parties or otherwise, but at the expense of the Trust, to the extent permitted by law to exercise, at any time and from time to time while any Insurance Agreement Event of Default has occurred and is continuing, any or all of the following powers with respect to the Collateral: (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof, (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, (iii) to sell, transfer, assign or otherwise deal with the same or the proceeds thereof as fully and effectively as if the Collateral Agent were the absolute owner thereof, and (iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustments with respect thereto.
     (b) Each Secured Party hereby irrevocably and unconditionally constitutes and appoints the Controlling Party, and any successor to such Controlling Party appointed pursuant to Section 6.01 from time to time, as the true and lawful attorney-in-fact of such Secured Party for so long as such Secured Party is the Non-Controlling Party, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Controlling Party as well as in the name, place and stead of such Secured Party such acts, things and deeds for and on behalf of and in the name of such Secured Party under this Agreement which such Secured Party could or might do or which may be necessary, desirable or convenient in such Controlling Party’s sole discretion to effect the purposes contemplated hereunder and, without limitation, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration of the Collateral, and the enforcement of the rights of the Secured Parties hereunder, on behalf of and for the benefit of such Controlling Party and such Non-Controlling Party, as their interests may appear.
     Section 6.03 Rights of Secured Parties. The Non-Controlling Party at any time expressly agrees that it shall not assert any rights that it may otherwise have, as a Secured Party with respect to the Collateral, to direct the maintenance, sale or other disposition of the Collateral or any portion thereof, notwithstanding the occurrence and continuance of any Default or any nonperformance by the Trust of any obligation owed to such Secured Party hereunder or under any other Transaction Document, and each party hereto agrees that the Controlling Party shall be the only Person entitled to assert and exercise such rights.

     Section 6.04 Degree of Care.
     (a) Controlling Party. Notwithstanding any term or provision of this Agreement, the Controlling Party shall incur no liability to the Trust for any action taken or omitted by the Controlling Party in connection with the Collateral, except for any gross negligence, bad faith or willful misconduct on the part of the Controlling Party and, further, shall incur no liability to the Non-Controlling Party except for a breach of the terms of this Agreement or for gross negligence, bad faith or willful misconduct in carrying out its duties, if any, to the Non-Controlling Party. The Controlling Party shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document believed by the Controlling Party to be genuine and to have been duly executed by the appropriate signatory, and (absent manifest error or actual knowledge to the contrary) the Controlling Party shall not be required to make any independent investigation with respect thereto. The Controlling Party shall, at all times, be free independently to establish to its reasonable satisfaction the existence or nonexistence, as the case may be, of any fact the existence or nonexistence of which shall be a condition to the exercise or enforcement of any right or remedy under this Agreement or any of the Transaction Documents.
     (b) The Non-Controlling Party. The Non-Controlling Party shall not be liable to the Trust for any action or failure to act by the Controlling Party or the Collateral Agent in exercising, or failing to exercise, any rights or remedies hereunder.
ARTICLE VII
REMEDIES UPON DEFAULT
     Section 7.01 Remedies upon a Default. If a Default has occurred and is continuing, the Collateral Agent shall, at the direction of the Controlling Party, take whatever action at law or in equity as may appear necessary or desirable in the judgment of the Controlling Party to collect and satisfy all Secured Obligations (including, but not limited to, foreclosure upon the related Collateral and all other rights available to secured parties under applicable law) or to enforce performance and observance of any obligation, agreement or covenant under any of the Transaction Documents.
     Section 7.02 Waiver of Default. The Controlling Party shall have the sole right, to be exercised in its complete discretion, to waive any Default by a writing setting forth the terms, conditions and extent of such waiver signed by the Controlling Party and delivered to the Collateral Agent, the other Secured Party and the Issuer. Any such waiver shall be binding upon the Non-Controlling Party and the Collateral Agent. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     Section 7.03 Restoration of Rights and Remedies. If the Collateral Agent has instituted any proceeding to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent, then and in every such case the Trust, the Collateral Agent and each of the Secured Parties shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such proceeding had been instituted.
     Section 7.04 No Remedy Exclusive. No right or remedy herein conferred upon or reserved to the Collateral Agent, the Controlling Party or any of the Secured Parties is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise (but, in each case, shall be subject to the provisions of this Agreement limiting such remedies), and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Controlling Party, and the exercise of or the beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Further Assurances. Each party hereto shall take such action and deliver such instruments to any other party hereto, in addition to the actions and instruments specifically provided for herein, as may be reasonably requested or required to effectuate the purpose or provisions of this Agreement or to confirm or perfect any transaction described or contemplated herein.
     Section 8.02 Waiver. Any waiver by any party of any provision of this Agreement or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.
     Section 8.03 Amendments; Waivers. No amendment, modification, waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto and each Rating Agency shall have received prior written notice with respect to such amendment, modification, waiver or supplement; notwithstanding the foregoing, for so long as Financial Security shall be the Controlling Party, amendments, modifications, waivers or supplements hereto, the Collateral or the Spread Account or any requirement hereunder to deposit or retain any amounts in such Spread Account or to distribute any amounts therein as provided in Section 3.03 shall be effective if made or consented to in writing by Financial Security, the Trust and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent), but shall in no circumstances require the consent of the Trustee or the Noteholders.
     Section 8.04 Severability. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent, or any of the Secured Parties, hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or any of the Secured Parties to pursue any other remedy available to it or them (subject, however, to the provisions of this Agreement limiting such remedies).
     Section 8.05 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the parties hereto agrees that it shall not, prior to one year and one day after the payment in full of all the Notes and all Insurer Secured Obligations, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of its property or assets or ordering the winding up or liquidation of the affairs of the Trust. The parties agree that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.
     Section 8.06 Notices. All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or

(d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)	If to the Trust:

AmeriCredit Automobile Receivables Trust 2008-A-F
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration, as owner trustee

(ii)	If to Financial Security:

Financial Security Assurance Inc.
31 West 52nd Street
New York, New York 10019
Attention: Senior Vice President, Surveillance
Re: Policy Number 51899-N
AmeriCredit Automobile Receivables Trust 2008-A-F

Telecopier No.: (212) 339-3518
(212) 339-3529
Confirmation: (212) 826-0100

(in each case in which notice or other communication to Financial Security refers to a Default or a claim on a Policy or in which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then with a copy to the attention of the Senior Vice President Surveillance)

(iii)	If to Wells Fargo as Trustee or Collateral Agent:

Wells Fargo Bank, National Association
MAC N9311-161
Sixth and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services -
Asset Backed Administration
Telecopy No.: (612) 667-3464
Confirmation: (612) 667-8058

(iv)	If to Moody’s:

Moody’s Investors Service, Inc.
7 World Trade Center at 250 Greenwich Street, Asset Finance

Group, 24th Floor
New York, New York 10007
Attention: ABS Monitoring Department

Telecopier No.: (212) 553-0344

(v)	If to Standard & Poor’s:

Standard & Poor’s Rating Group
55 Water Street
New York, New York 10041

Telecopier No.: (212) 483-2664

(vi)	If to Fitch:

One State Street Plaza
New York, New York 10004
A copy of each notice given hereunder to any party hereto shall also be given to (without duplication) Financial Security, the Trustee, the Trust and the Collateral Agent. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.
     Section 8.07 Term of this Agreement. This Agreement shall continue in effect until the Final Termination Date. On such Final Termination Date, this Agreement shall terminate, all obligations of the parties hereunder shall cease and terminate and the Collateral, if any, held hereunder and not to be used or applied in discharge of any obligations of the Trust in respect of the Secured Obligations or otherwise under this Agreement, shall be released to and in favor of Trust, provided that the provisions of Sections 4.06, 4.07 and 8.05 shall survive any termination of this Agreement and the release of any Collateral upon such termination.
     Section 8.08 Assignments:  Third-Party Rights; Reinsurance.
     (a) This Agreement shall be a continuing obligation of the parties hereto and shall (i) be binding upon the parties and their respective successors and assigns, and (ii) inure to the benefit of and be enforceable by each Secured Party and the Collateral Agent, and by their respective successors, transferees and assigns. The Trust may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of the Controlling Party.
     (b) Financial Security shall have the right (unless a Financial Security Default shall have occurred and be continuing) to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Notes Policy and each such participant or reinsurer shall be entitled to the benefit of any representation, warranty, covenant and obligation of each party (other than Financial Security) hereunder as if such participant or reinsurer was a party hereto and, subject only to such agreement regarding such reinsurance or participation, shall have the right to enforce the obligations of each such other party directly hereunder; provided, however, that no such reinsurance or participation agreement or arrangement shall relieve Financial Security of its obligations hereunder, under the Transaction Documents to which it is a party or under such Policy. In addition, nothing contained herein shall restrict Financial Security from assigning to any Person pursuant to any liquidity facility or credit facility any rights of Financial Security under this Agreement or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the transactions contemplated hereby. The terms of any such assignment or participation shall contain an express acknowledgment by such Person of the condition of this Section and the limitations of the rights of Financial Security hereunder.
     Section 8.09 Consent of Controlling Party. In the event that the Controlling Party’s consent is required under the terms hereof or under the terms of any Transaction Document, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by the Controlling Party in its sole discretion.
     Section 8.10 Trial by Jury Waived. Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the other Transaction Documents to which it is a party, by among other things, this waiver.
     Section 8.11 Governing Law. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way to this Agreement shall be governed by the law of the State of New York.
     Section 8.12 Consents to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the state of New York located in the city and county of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any of the other Transaction Documents or the subject matter hereof or thereof may not be litigated in or by such courts. The Trust hereby irrevocably appoints and designates The Prentice-Hall Corporation System, Inc., as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Trust agrees that service of such process upon such Person shall constitute personal service of such process upon it. Nothing contained in this Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Trust or its property in the courts of any jurisdiction.
     Section 8.13 Determination of Adverse Effect. Any determination of an adverse effect on the interest of the Secured Parties or the Noteholders shall be made without consideration of the availability of funds under the Notes Policy.
     Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.
     Section 8.15 Headings. The headings of sections and paragraphs and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.
     Section 8.16 No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as amended and restated, as of the date set forth on the first page hereof.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2008-A-F

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Erik E. Overcash

Name: Erik E. Overcash
Title: Assistant Vice President

FINANCIAL SECURITY ASSURANCE INC.

By:	/s/ Ravi Gandhi

Name: Ravi Gandhi
Title: Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Marianna C. Stershic

Name: Marianna C. Stershic
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Agent

By:	/s/ Marianna C. Stershic

Name: Marianna C. Stershic
Title: Vice President

SECTION 3.02(h) ACKNOWLEDGED AND AGREED TO:
AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Susan B. Sheffield Name: Susan B. Sheffield
Title: Senior Vice President, Structured Finance

EXHIBIT A
LETTER OF INSTRUCTION REGARDING SPREAD ACCOUNT MONIES
Financial Security Assurance Inc.
31 West 52nd Street
New York, New York 10019
Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
MAC N9311-161,
Minneapolis, Minnesota 55479
Attention: Corporate Trust Office
     All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Spread Account Agreement, dated as of May 21, 2008 (the “Spread Account Agreement”), by and among AmeriCredit Automobile Receivables Trust 2008-A-F (“Trust”), Financial Security Assurance Inc. (“FSA”) and Wells Fargo Bank, National Association (“Wells Fargo”).
     AmeriCredit Financial Services, Inc. is the servicer (the “Servicer”), under the Series 2008-A-F Sale and Servicing Agreement. The Servicer has determined that (i) the aggregate amount of all Total Enhancement Shortfalls is $[      ], (ii) the amount that will be on deposit in the Series 2008-A-F Spread Account following all withdrawals required to be made from the Series 2008-A-F Spread Account pursuant to priorities FIRST and SECOND, clause first through third of Section 3.03(b) of the Spread Account Agreement on [                            ], 200[_] (the “Distribution Date”) exceeds the Requisite Amount by $[       ] and (iii) the amounts to be released to certain other Sharing-Eligible Securitizations (each, a “Release Amount”) are set forth in the table below. The Servicer requests that, FSA, as Controlling Party, hereby direct the Collateral Agent to release the Release Amounts from the Series 2008-A-F Spread Account on the Distribution Date pursuant to clause fourth of priority SECOND of Section 3.03(b) of the Spread Account Agreement and that the Collateral Agent release the Release Amounts to the spread account for each of the following Sharing-Eligible Securitizations with respect to which there exists on such day a Total Enhancement Shortfall (based on the amount then on deposit in the spread account for each such Sharing-Eligible Securitization and the most recently available Servicer Report for each such Sharing-Eligible Securitization), an amount up to the amount of such Total Enhancement Shortfall as follows:

Securitization	Release Amount	Wiring Instructions

     [The amount to be released to the AmeriCredit Automobile Receivables Trust 2008-A-F Certificateholder is $[                                   ]].
[Remainder of page intentionally left blank]

          This letter shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law rules. This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one letter.

AMERICREDIT FINANCIAL SERVICES, INC., as Servicer
By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

FINANCIAL SECURITY ASSURANCE INC.,
as Controlling Party

By:

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee, Trust Collateral Agent and Collateral Agent

By:

Name:
Title: